 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 2, 2017, Amyris, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the Company’s financial results for its fiscal quarter and year ended December 31, 2016. In the Earnings Release, the Company disclosed, among other things, revenues for fiscal year 2016 of $77.2 million and collaboration revenues of $50.8 million, driven in part by a license agreement with Phyto Tech Corp. (D/B/A “Blue California”) dated as of December 30, 2016, which agreement was part of a Memorandum of Understanding announced on October 13, 2016, and with respect to which $10 million of revenue was initially recorded in the fourth quarter and full year 2016. Subsequently, on April 3, 2017, the Company filed a Notification of inability to timely file Form 10-K on Form 12b-25 (the “Form 12b-25”) with the Securities and Exchange Commission (the “SEC”), in which the Company reiterated certain of the financial results disclosed in the Earnings Release.

On April 17, 2017, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”) with the SEC. In the Form 10-K, the Company disclosed revenues for fiscal year 2016 of $67.2 million, representing a decrease of $10 million from the revenue figures disclosed in the Earnings Release and Form 12b-25. The decrease was due to the Company’s determination that it was unable to recognize $10 million in fourth quarter and fiscal year 2016 revenue relating to the license agreement with Blue California. This was due to the decision by the Company in the first quarter of 2017 to accelerate its market access and strategic positioning for the sweetener market, which Blue California has interests in, and take an equity stake in one of Blue California’s affiliates, focused on the sweetener market, in lieu of cash payment under the license agreement. Due to the change in the payment structure, the accounting treatment is different and therefore the revenue recognition has been delayed and is expected in the first half of 2017. The Company has delivered technology consistent with the terms of the license agreement and has been working to the satisfaction of Blue California. The decision to contribute the license payment to an equity investment is aligned with the strategic direction of the Company to become one of the leading technology providers for the sweetener market and replace sugar as a sweetener with healthy, low calorie sweeteners that support the strategy of major brands globally. Investors are strongly encouraged to review the sections of the Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data” for additional details regarding the Company’s financial results for the fiscal year ended December 31, 2016.

The information in this Current Report on Form 8-K is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed’ for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the expected timing for recognizing revenue under the license agreement with Blue California, the Company becoming one of the leading technology providers for the sweetener market and replacing sugar as a sweetener, and related matters. These statements are subject to risks and uncertainties, including the failure of the Company to recognize revenue under the license agreement with Blue California on the Company’s expected timeline, or at all, and the Company’s inability to achieve its strategic objectives, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 18, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer